SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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[_]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

THE MARCUS CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MARCUS CORPORATION

[LOGO]
100 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin 53202-4125
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, October 6, 2005

To the Shareholders of

        THE MARCUS CORPORATION

        NOTICE IS HEREBY GIVEN THAT the 2005 Annual Meeting of Shareholders of THE MARCUS CORPORATION will be held on Thursday, October 6, 2005, at 10:00 A.M., local time, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

1.	to elect ten directors for the ensuing year; and

2.	to consider and act upon any other business that may be properly brought before the meeting or any adjournment thereof.

        Only holders of record of our Common Stock and Class B Common Stock as of the close of business on August 5, 2005, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of our Common Stock will be entitled to one vote per share and the holders of our Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration.

        Shareholders are cordially invited to attend the meeting in person. A map is provided on the following page to assist you in locating the Pfister Hotel. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting, please complete, sign, date and return in the enclosed postage paid envelope the accompanying proxy, which is being solicited by our board of directors. You may revoke your proxy at any time before it is actually voted by giving notice thereof in writing to the undersigned or by voting in person at the meeting.

Accompanying this Notice of 2005 Annual Meeting of Shareholders is a form of proxy and proxy statement.

On Behalf of the Board of Directors
/s/ Thomas F. Kissinger
Thomas F. Kissinger
Vice President, General Counsel and Secretary

Milwaukee, Wisconsin
September 2, 2005

Important Information for Shareholders Attending
The Marcus Corporation 2005 Annual Meeting
10:00 a.m.
Thursday, October 6, 2005
Pfister Hotel
424 East Wisconsin Avenue
Milwaukee, Wisconsin

Directions:

[Map, which will be provided by Vollrath]

From the South and West
Take I-94 Milwaukee to I-794 (stay in the far right lane from Chicago). Take I-794 to the Van Buren exit (far left lane).

*	Take Van Buren to Mason Street (approximately three blocks north) and make a left turn on Mason. Go to Jefferson Street (two blocks). If you wish to use valet parking, make a left turn onto Jefferson Street and pull up to the side of the building. To park in the Pfister Hotel parking ramp, continue west on Mason Street for a short distance to the parking ramp entrance on the left. Parking in the Pfister Hotel parking ramp is on a space available basis.

From the North
Take I-43 Milwaukee south to I-794 to the Van Buren exit (far left lane). Follow the * directions above.

Experience The Marcus Corporation's Pfister Hotel:

Shareholders staying for lunch at the Pfister Hotel following the annual meeting on Thursday, October 6, will receive a 20% discount on their bill. Visit the Café at the Pfister or Café Rouge for an enjoyable and relaxing lunch. Let your server know that you are a Marcus Corporation shareholder.

THE MARCUS CORPORATION
[LOGO]

PROXY STATEMENT

For
2005 Annual Meeting of Shareholders
To Be Held Thursday, October 6, 2005

        This proxy statement and accompanying form of proxy are being furnished to our shareholders beginning on or about September 2, 2005, in connection with the solicitation of proxies by our board of directors for use at our 2005 Annual Meeting of Shareholders to be held on Thursday, October 6, 2005, at 10:00 A.M., local time, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin and at any postponement or adjournment thereof (collectively, the "Meeting"), for the purposes set forth in the attached Notice of 2005 Annual Meeting of Shareholders and as described herein.

        Execution of a proxy will not affect your right to attend the Meeting and to vote in person, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before it is exercised by giving written notice of your intention to revoke the proxy to our Secretary, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted: (1) for the board's ten director nominees set forth below; and (2) on such other matters that may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

        Only holders of record of shares of our Common Stock (the "Common Shares") and our Class B Common Stock (the "Class B Shares") as of the close of business on August 5, 2005 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, we had 21,282,299 Common Shares and 9,090,471 Class B Shares outstanding and entitled to vote. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of our Common Shares and the holders of our Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 112,187,009, consisting of 21,282,299 represented by outstanding Common Shares and 90,904,710 votes represented by outstanding Class B Shares.

ELECTION OF DIRECTORS

        At the Meeting, our shareholders will elect all ten members of our board of directors. The directors elected at the Meeting will hold office until our 2006 Annual Meeting of Shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, one or more of the board's nominees becomes unable to serve as a director for any reason, the votes represented by proxies granting authority to vote for all of the board's nominees, or containing no voting instructions, will be voted for a replacement nominee selected by the board of directors. Under Wisconsin law, if a quorum of shareholders is present, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election. This means that the individuals receiving the largest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares that are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

        With one exception, all of our director nominees have been elected by our shareholders and have served continuously as directors since the date indicated below. Gregory S. Marcus is a new nominee this year. The names of the nominees, together with certain information about each of them as of the Record Date, are set forth below.

	Name	Current Principal Occupation	Age	Director Since
[Photo]	Stephen H. Marcus	Our Chairman of the Board, President and	70	1969
		Chief Executive Officer (1)(2)(3)
[Photo]	Diane Marcus Gershowitz	Real estate management and investments(1)(3)	66	1985
[Photo]	Daniel F. McKeithan, Jr.	President of Tamarack Petroleum Company,	69	1985
		Inc., (operator of oil and gas wells) and
		President of Active Investor Management, Inc.
		(manager of oil and gas wells)(4)(5)
[Photo]	Allan H. Selig	Commissioner of Major League Baseball and	70	1995
		President and Chief Executive Officer of Selig
		Executive Leasing Co., Inc. (automobile
		leasing agency)(5)(6)
[Photo]	Timothy E. Hoeksema	Chairman of the Board, President and Chief	58	1995
		Executive Officer of Midwest Air Group, Inc.
		(commercial airline carrier)(5)
[Photo]	Bruce J. Olson	Our Senior Vice President(2)	55	1996
[Photo]	Philip L. Milstein	Principal of Ogden CAP Properties, LLC (real	56	1996
		estate and investments) and former Co-
		Chairman of Emigrant Savings Bank (savings
		bank)(5)
[Photo]	Bronson J. Haase	President of Pabst Farms Equity Ventures	61	1998
		LLC, a real estate development organization;
		retired President and Chief Executive Officer
		of Wisconsin Gas Company (gas utility) and
		Vice President of WICOR, Inc. (utility holding
		company) and former President and Chief
		Executive Officer of Ameritech Wisconsin(5)
[Photo]	James D. Ericson	Retired President, Chief Executive Officer and	69	2001
		Chairman of the Board of Trustees of The
		Northwestern Mutual Life Insurance Company
		(life insurance company)(5)(7)

	Name	Current Principal Occupation	Age	Director Since

[Photo]	Gregory S. Marcus	Our Senior Vice President of Corporate	40	--
		Development(1)(2)

(1)	Stephen H. Marcus and Diane Marcus Gershowitz are brother and sister. Gregory S. Marcus is the son of Stephen H. Marcus.

(2)	Stephen H. Marcus, Bruce J. Olson and Gregory S. Marcus are also officers of certain of our subsidiaries.

(3)	As a result of their beneficial ownership of Common Shares and Class B Shares, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See "Stock Ownership of Management and Others."

(4)	Daniel F. McKeithan, Jr. is a trustee of The Northwestern Mutual Life Insurance Company ("NML"). NML is one of our principal lenders.

(5)	Messrs. McKeithan, Selig, Hoeksema, Milstein, Haase and Ericson are independent directors, as defined by the rules of the New York Stock Exchange ("NYSE") and Securities and Exchange Commission (the "SEC").

(6)	Allan H. Selig is a director of Oil-Dri Corporation of America.

(7)	James D. Ericson is a director of Kohl's Corporation, Green Bay Packaging, Inc. and a trustee of NML.

Committees of the Board of Directors

        Our board of directors has an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Finance and Executive Committee. Each committee operates under a written charter that is available under the "Governance" section of our web site at www.marcuscorp.com. In addition, our board and each committee also operate under our Corporate Governance Policy Guidelines, which are available under the "Corporate Governance and Nominating Committee" tab of the "Governance" section of our web site.

        Audit Committee. Our board of directors has an Audit Committee whose principal functions are to: (1) appoint, establish the compensation for and oversee our independent auditors; (2) review annual audit plans with management and our independent auditors; (3) preapprove all audit and non-audit services provided by our independent auditors; (4) oversee management's evaluation of the adequacy of our internal and business controls, disclosure controls and procedures and risk assessment and management; (5) review areas of financial risk that could have a material adverse effect on our results of operations and financial condition with management and our independent auditors; (6) evaluate the independence of our independent auditors; (7) review, in consultation with management and our independent auditors, financial reporting and accounting practices of comparable companies that differ from our own; and (8) receive, retain and address complaints (including employees' confidential, anonymous submission of concerns) regarding financial disclosure and accounting and auditing matters. During our fiscal 2005, the Audit Committee consisted of Daniel F. McKeithan, Jr. (Chairman), James D. Ericson and Philip L. Milstein. Each member of the Audit Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. Each of the members of the Audit Committee is an "audit committee financial expert" as defined by the SEC. The Audit Committee met five times during our fiscal 2005. See "Audit Committee Report."

        Compensation Committee. Our board of directors also has a Compensation Committee whose principal functions are to: (1) evaluate and establish the compensation, bonuses and benefits of our officers and other key employees and of the officers and other key employees of our subsidiaries; and (2) administer our 2004 Equity Incentive Plan. See "Executive Compensation." During our fiscal 2005, the Compensation Committee consisted of Timothy E. Hoeksema (Chairman), Bronson J. Haase, Daniel F. McKeithan, Jr. and Philip L. Milstein. Each member of the Compensation Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. The Compensation Committee met four times in our fiscal 2005. See "Executive Compensation."

        Corporate Governance and Nominating Committee. Our board of directors also has a Corporate Governance and Nominating Committee whose principal functions are to: (1) develop and maintain our corporate governance policy guidelines; (2) develop and maintain our Code of Conduct; (3) oversee the interpretation and enforcement of our Code of Conduct; (4) receive and review matters brought to the committee's attention pursuant to our Code of Conduct; (5) evaluate the performance of our board of directors, its committees and committee chairmen and our directors; and (6) recommend individuals to be elected to our board of directors. During our fiscal 2005, the Corporate Governance and Nominating Committee consisted of Bronson J. Haase (Chairman), Timothy E. Hoeksema and Allan H. Selig. Each member of the Corporate Governance and Nominating Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee met three times in fiscal 2005.

        The Corporate Governance and Nominating Committee regularly assesses the appropriate size of our board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will identify prospective nominees, including those nominated by management, members of our board of directors and shareholders, and will evaluate such prospective nominees against the standards and qualifications set out in the Corporate Governance and Nominating Committee Charter, including the individual's range of experience, wisdom, integrity, ability to make independent analytical inquiries, business experience and acumen, understanding of our business and ability and willingness to devote adequate time to board and committee duties. The Corporate Governance and Nominating Committee does not evaluate shareholder nominees differently than any other nominee. Pursuant to procedures set forth in our By-laws, the Corporate Governance and Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. We did not receive any shareholder nominations for directors to be considered at the Meeting. To be timely for the 2006 Annual Meeting of Shareholders, the notice must be received by the date identified under the heading "Other Matters." To be in proper form, the notice must, among other things, include each nominee's written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee and information about the nominating shareholder and each nominee. These requirements are detailed in our By-laws, which were attached as an exhibit to our Quarterly Report on Form 10-Q for the period ended November 28, 2002. A copy of our By-laws will be provided upon written request to our Secretary at the address provided below under "Contacting the Board."

        Finance and Executive Committee. Our board of directors also has a Finance and Executive Committee whose principal functions are to, upon the request of Company management, provide preliminary review, advice, direction, guidance and/or consultation with respect to potential transactions. During our fiscal 2005, the Finance and Executive Committee consisted of Steven H. Marcus, James D. Ericson, Diane Marcus Gershowitz, Philip L. Milstein and Allan H. Selig. The Finance and Executive Committee did not meet in fiscal 2005.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2005, the Compensation Committee consisted of Timothy E. Hoeksema, Bronson J. Haase, Daniel F. McKeithan, Jr. and Philip L. Milstein. No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Board Meetings, Director Attendance, Executive Sessions and Presiding Director

        Our board of directors met five times in our fiscal 2005. Each of our directors attended at least 75% of the aggregate of the number of board meetings and number of meetings of the committees on which he or she served during fiscal 2005. Our independent directors meet periodically in executive sessions without management present. The independent directors who serve as chairmen of our board committees serve as the chairman of these meetings of independent directors on a rotating basis.

Contacting the Board

        You may contact our board of directors or a specific director by sending a letter, regular or express mail, addressed to our board or the specific director in care of Thomas F. Kissinger, Vice President, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125. Mr. Kissinger will promptly forward shareholder communications to the board or the applicable director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE BOARD'S NOMINEES. COMMON SHARES OR CLASS B SHARES REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" EACH OF THE BOARD'S NOMINEES.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

        The following table sets forth information as of the Record Date as to our Common Shares and Class B Shares beneficially owned by: (1) each of our directors; (2) each of our executive officers named in the Summary Compensation Table set forth below under "Executive Compensation-- Summary Compensation Information;" (3) all such directors and executive officers as a group; and (4) all other persons or entities known by us to be the beneficial owner of more than 5% of either class of our outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.

Name of Individual or Group/Class of Stock	Sole Voting and Investment Power(1)		Shared Voting and Investment Power(1)		Total Share Ownership and Percentage of Class(1)		Percentage of Aggregate Voting Power(1)
	Directors and Named Executive Officers
Stephen H. Marcus(2)
Common Shares	21,895		6,703		28,598
					*		45.1%
Class B Shares	3,940,986		1,119,772		5,060,758
					(55.7%)
Diane Marcus Gershowitz(2)
Common Shares	65,683	(4)	700		66,383	(4)
					*		36.0%
Class B Shares	2,985,704		1,045,185		4,030,889
					(44.3%)
Daniel F. McKeithan, Jr.
Common Shares	13,477	(4)	0		13,477	(4)
					*		*
Allan H. Selig
Common Shares	8,077	(4)	0		8,077	(4)
					*		*
Timothy E. Hoeksema
Common Shares	11,227	(4)	0		11,227	(4)
					*		*
Philip L. Milstein
Common Shares	60,367	(4)(5)	1,300		61,667	(4)(5)
					*		*
Class B Shares	39,601		62,055	(5)	101,656	(5)
					(1.1%)
Bronson J. Haase
Common Shares	6,852	(4)	0		6,852	(4)
					*		*
James D. Ericson
Common Shares	5,068	(4)	0		5,068	(4)
					*		*
Bruce J. Olson
Common Shares	204,258	(3)(6)	40,164		244,422	(3)(6)
					(1.1%)		*

Name of Individual or Group/Class of Stock	Sole Voting and Investment Power(1)		Shared Voting and Investment Power(1)	Total Share Ownership and Percentage of Class(1)		Percentage of Aggregate Voting Power(1)

Gregory S. Marcus
Common Shares	46,321	(3)(6)	75	46,396	(3)(6)
				*		2.2%
Class B Shares	195,849		42,467	238,316
				(2.6%)
William J. Otto
Common Shares	40,148	(3)(6)	0	40,148	(3)(6)
				*		*
Thomas F. Kissinger
Common Shares	67,889	(3)(6)	0	67,889	(3)(6)
				*		*
All directors and executive officers as a group
(12 persons)(7)
Common Shares(8)	551,262	(3)	48,242	599,504	(3)
				(2.8%)		78.4%
Class B Shares	7,162,140		1,595,824	8,757,964
				(96.3%)
Other Five Percent Shareholders
Private Capital Management, L.P.(9)
Common Shares(10)	0		3,643,832	3,643,832
				(17.1%)		3.2%
Dimensional Fund Advisors Inc.(11)
Common Shares(12)	1,642,011		0	1,642,011		1.5%
				(7.7%)
Barclays Global Investors, NA(13)
Common Shares(14)	1,177,073		0	1,177,073		1.0%
				(5.5%)
Lord, Abbett & Co.(15)
Common Shares(16)	1,136,800		0	1,136,800
				(5.3%)		*

* Less than 1%.

(1)	Includes, in some cases, shares over which a person has or shares voting power and/or investment power, as to which beneficial ownership may be disclaimed. 700 Common Shares and 673,655 shares of Class B Shares held in certain trusts are included in the beneficial ownership figures for both Stephen H. Marcus and Diane Marcus Gershowitz because both of them are trustees of these trusts, but such shares are counted only once in the amounts under “All directors and executive officers as a group.” The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the Common Shares listed in the table do not include Common Shares that may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding Common Shares that may be issued upon conversion of outstanding Class B Shares.

(2)	The address of Stephen H. Marcus and Diane Marcus Gershowitz is c/o 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.

(3)	Includes 4,267, 1,471, 1,859 and 2,165 Common Shares held for the respective accounts of Bruce J. Olson, William J. Otto, Thomas F. Kissinger and Gregory S. Marcus in our Pension Plus Plan as of May 26, 2005, the end of our fiscal 2005. See “Executive Compensation — Summary Compensation Information.”

(4)	Includes: (1) 5,500 Common Shares subject to acquisition by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig and Timothy E. Hoeksema; (2) 6,250 Common Shares subject to acquisition by Philip L. Milstein; (3) 4,500 Common Shares subject to acquisition by Bronson J. Haase; and (4) 3,500 Common Shares subject to acquisition by James D. Ericson, in each case pursuant to the exercise of stock options held on the Record Date that were then vested or that will vest within 60 days thereafter pursuant to our 1994 Nonemployee Director Stock Option Plan and 2004 Equity Incentive Plan. This number also includes 784 Common Shares subject to certain restrictions on transfer under securities laws held by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig, Philip L. Milstein, Timothy E. Hoeksema, James D. Ericson and Bronson J. Haase, of which 392 were granted on each of October 6, 2004 and October 8, 2003. See “Director Compensation.” The restrictions on these restricted Common Shares terminate on the second anniversary of the date on which they were granted.

(5)	Includes 62,055 Class B Shares held by Philip L. Milstein as a partner of Northmon Investment Co. Excludes the following shares, as to which Mr. Milstein disclaims beneficial interest: (1) 5,625 Common Shares in the AB Elbaum Trust, of which Mr. Milstein is co-trustee; (2) 2,000 Common Shares held by Mr. Milstein’s wife; (3) 8,100 Common Shares held by Mr. Milstein’s children; (4) 57,500 Common Shares held by the PLM Foundation, of which Mr. Milstein is co-trustee; and (v) 124,111 Common Shares held by the SVM Foundation, of which Mr. Milstein is co-trustee.

(6)	Includes 138,500, 32,500, 52,250 and 41,000 Common Shares subject to acquisition by Bruce J. Olson, William J. Otto, Thomas F. Kissinger and Gregory S. Marcus, respectively, pursuant to the exercise of stock options held on the Record Date that were then vested or that will vest within 60 days thereafter pursuant to our 1995 Equity Incentive Plan. See “Executive Compensation — Stock Options.”

(7)	In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all continuing directors and named executive officers as a group, shares that are beneficially owned by more than one director or officer are counted only once to avoid overstatement.

(8)	Includes 300,500 Common Shares subject to acquisition pursuant to the exercise of stock options held by our named executive officers and continuing non-employee directors on the Record Date that were then vested or that will vest within 60 days thereafter pursuant to our 2004 Equity Incentive Plan, 1995 Equity Incentive Plan and 1994 Nonemployee Director Stock Option Plan. See “Executive Compensation — Stock Options” and “Director Compensation.”

(9)	The address of Private Capital Management, L.P. (“PCM”) is 8889 Pelican Bay Boulevard, Naples, Florida 34108.

(10)	Other than share ownership percentage information, the information set forth is as of February 14, 2005, as reported by PCM in its Schedule 13G/A filed with us and the SEC.

(11)	The address of Dimensional Fund Advisors Inc. (“DFA”) is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(12)	Other than share ownership percentage information, the information set forth is as of February 9, 2005, as reported by DFA in its Schedule 13G/A filed with us and the SEC.

(13)	The address of Barclays Global Investors, NA (“BGI”) is 45 Freemont Street, San Francisco, CA 94105.

(14)	Other than share ownership percentage information, the information set forth is as of February 14, 2005, as reported by BGI in its Schedule 13G filed with us and the SEC.

(15)	The address of Lord, Abbett & Co. (“Lord Abbett”) is 90 Hudson Street, Jersey City, New Jersey 07302.

(16)	Other than share ownership percentage information, the information set forth is as of February 2, 2005, as reported by Lord Abbett in its Schedule 13G/A filed with us and the SEC.

AUDIT COMMITTEE REPORT

To the Board of Directors of The Marcus Corporation

        Each of the undersigned Audit Committee members: (i) served on the Audit Committee during the Company’s entire fiscal year ended May 26, 2005; (ii) is an independent, non-employee director as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission; and (iii) is an “audit committee financial expert,” as defined by the Securities and Exchange Commission. Our Audit Committee has a written charter, which is available on the Company’s web site.

        Our Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Our management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, Ernst & Young LLP, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. We have also relied on the representations of Ernst & Young included in its report on the Company’s fiscal 2005 financial statements. Our discussions with management and Ernst & Young do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that Ernst & Young is in fact “independent.”

        Our Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

        Our Audit Committee reviewed with Ernst & Young its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with our Audit Committee under generally accepted auditing standards. In addition, our Audit Committee discussed with Ernst & Young its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and Public Company Accounting Oversight Board, and considered the compatibility of Ernst & Young’s provision of non-audit services with its independence.

        Our Audit Committee discussed with Ernst & Young the overall scope and plans for its audit. We met with Ernst & Young, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

        In reliance on the reviews and discussions referred to above, our Audit Committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K at and for the fiscal year ended May 26, 2005 for filing with the Securities and Exchange Commission.

        This report and the information herein do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

By the Audit Committee: Daniel F. McKeithan, Jr., Chairman Philip L. Milstein James D. Ericson

EXECUTIVE COMPENSATION

Report on Executive Compensation

        Our Compensation Committee consists entirely of independent, non-employee directors and is responsible for evaluating and determining the compensation of the Company’s executive officers. The compensation paid to the Company’s executive officers consists of: (1) salary; (2) an incentive bonus; (3) stock option grants; and (4) other benefits under the Company’s employee benefit plans. We strive to provide executive officers with fair and competitive compensation that rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the Company’s long-term growth and success. Our compensation policies are designed to encourage the continuation of the Company’s entrepreneurial spirit by encouraging our executives and other employees to take appropriate market responsive risk-taking actions that facilitate our growth and success. We establish the compensation of executive officers, including the Company’s Chief Executive Officer, Stephen H. Marcus, in accordance with these philosophies and policies.

Salary

        Each executive officer’s salary is based on the level of his or her responsibilities and the relationship of such responsibilities to those of the Company’s other executive officers. When evaluating and adjusting salaries of executive officers (other than Mr. Marcus), we review the recommendations of Mr. Marcus. In making his recommendations, Mr. Marcus takes into account: (1) the Company’s financial performance as a whole and on a divisional basis, when appropriate, for the most recent fiscal year compared to its historical and anticipated performance; (2) general economic conditions (including inflation) and the impact such conditions had on the Company’s operations; (3) each executive officer’s past, and anticipated future, contributions to the Company’s performance; (4) how each executive officer’s salary compares to the range of salaries of similarly situated executives at both the national and local level; (5) new responsibilities, if any, recently delegated, or to be delegated, to such officer; and (6) the executive’s participation in significant corporate achievements during the prior fiscal year. The Compensation Committee, while looking to Mr. Marcus for recommendations as to the salaries of executive officers, engaged in its own independent review and judgment concerning such compensation. When evaluating and adjusting Mr. Marcus’ salary, we consider the factors cited above, except Mr. Marcus makes no recommendation regarding his own salary.

Bonus

        Bonuses for each fiscal year are granted to executive officers, including Mr. Marcus, after the end of the fiscal year. Fiscal 2005 bonuses were granted through the Company’s VMAX Incentive Plan (“VMAX”), which the Compensation Committee administers. VMAX, which is short for value maximization, was introduced during fiscal 2004 with the objective of further strengthening the link between increases in long-term shareholder value and management compensation. The plan provides incentives to create and sustain additional shareholder value, as defined by increasing “Economic Profit.” “Economic Profit” is a dollar amount equal to the excess of net operating profit after tax over a calculated cost of capital employed in the Company. The plan provides that target awards under the plan may focus on consolidated Economic Profit, division Economic Profit and individual performance measures that drive shareholder value as determined by the Compensation Committee and management.

        Under VMAX for fiscal 2005, the Compensation Committee approved for each executive officer, including Mr. Marcus, an annual incentive target award that represented a percentage of the officer’s base salary ranging from 30% to 90% of an officer’s base salary. The recent generally available information on executive compensation indicates that these target award percentages are competitive with respect to industry practice and similarly situated executives at both the national and local level. VMAX does not provide for a maximum award; however, to provide an incentive for executives to sustain increases in Economic Profit and remain with the Company, the plan specifies that any awards earned under the plan are credited to an account for the participant in an “incentive bank.” In any given fiscal year, the plan will pay out a participant’s balance in the incentive bank up to the annual target award, plus one third of any bank balance above the target award. A participant’s remaining balance in the incentive bank is carried forward to the following year, but is subject to forfeiture if his or her employment with the Company ceases.

        The fiscal 2005 VMAX bonuses for Messrs. Olson and Otto, who have direct managerial responsibilities for the Company’s two divisions, were based on the Economic Profit performances of their respective divisions, along with the Company’s overall Economic Profit performance in fiscal 2005 and individual performance measures. The fiscal 2005 VMAX bonuses for Messrs. S. Marcus, Kissinger and G. Marcus were based on the Economic Profit performance of the Company, along with individual performance measures. Individual performance measures considered included such officer’s individual contributions and achievements during fiscal 2005, particularly as such contributions and achievements related to advancing the Company’s entrepreneurial spirit.

        Additionally, as a result of the Company’s successful sale during fiscal 2005 of its limited-service lodging division and the Miramonte Resort, certain additional special compensation was granted to Messrs. S. Marcus, Otto, Kissinger and G. Marcus to reward them for their important role in consummating those successful transactions. See the “Summary Compensation Table” below.

Stock Options and Restricted Stock

        Stock options are granted each year to selected key employees, including unit and multi-unit managers. Such options have a per share exercise price equal to the fair market value of the Company’s Common Shares on the date of grant. Option grants in fiscal 2005 to key employees other than the named executive officers constituted 75.9% of all non-board of director option grants.

        We began placing a greater emphasis on restricted stock awards beginning in fiscal 2004 and we continued that emphasis in fiscal 2005. We use restricted stock to complement the stock option grants to our top executives. We believe that using restricted stock awards will further our goals of promoting continuity of management, encouraging entrepreneurism and increasing incentive and personal interest in our welfare by those employees who are primarily responsible for shaping or carrying out our long-range plans and securing our continued growth and financial success.

        Since Stephen Marcus and Diane Marcus Gershowitz beneficially own approximately 28.0% of the outstanding Common Shares and Class B Shares, Mr. Marcus’ and Ms. Gershowitz’s economic interests are already substantially directly linked to the price performance of our Common Shares. Therefore, at the time the 2004 Equity Incentive Plan was adopted, we decided it was not necessary to provide either of them with any stock option grants, restricted stock or other awards under the 2004 Equity Incentive Plan (except for, in Ms. Gershowitz’s case, automatic option grants as a non-employee director). The size of option grants or restricted stock awards to the other named executive officers is typically based on: (1) the officer’s length of service, responsibilities and contributions to the Company’s performance over the past year; (2) the officer’s anticipated future contributions to the Company’s success; (3) historical levels of option grants and restricted stock awards to, and the level of existing stock ownership of, such officer and other executive officers; and (4) the relative levels of option grants and restricted stock awards then being made to all employees and other executive officers.

Other Benefits

        We also attempt to provide other competitive compensatory benefits to the Company’s executive officers, including participation in the Company’s Pension Plus Plan, nonqualified retirement income plan, employee stock purchase plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

        As a result of current executive compensation levels, we do not intend to take any action to conform our compensation plans to comply with the regulations under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

        This report, the information herein and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

By the Compensation Committee: Timothy E. Hoeksema, Chairman Bronson J. Haase Daniel F. McKeithan, Jr. Philip L. Milstein

Summary Compensation Information

        The following table sets forth certain information concerning compensation paid by us during our last three fiscal years to our Chief Executive Officer and our four other highest paid executive officers. The persons named in the table below are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Positions	Fiscal Year	Salary(1)	Bonus(1)	Other(2)	Restricted Stock(3)		Stock Option Grants (Shares)(4)	All Other Compensation(5)
Stephen H. Marcus	2005	$517,846	$355,680	$--	N/A		N/A	$199,248
Chairman of the Board,	2004	$498,000	$324,000	$--	N/A		N/A	$5,701
President and Chief	2003	$478,077	$255,644	$--	N/A		N/A	$6,610
Executive Officer
Bruce J. Olson	2005	$333,708	$142,036	$--	$--		10,000	$6,577
Senior Vice President	2004	$321,700	$188,620	$--	$109,575	(6)	10,000	$5,329
	2003	$309,039	$181,480	$--	$--		20,000	$25,570
William J. Otto	2005	$243,385	$55,037	$--	$--		10,000	$33,902
President, Marcus	2004	$229,050	$60,000	$--	$109,575	(6)	10,000	$3,750
Hotels & Resorts	2003	$207,160	$52,410	$--	$--		20,000	$4,689
Thomas F. Kissinger	2005	$226,153	$51,870	$--	$43,031	(6)	7,500	$42,027
Vice President, General	2004	$213,000	$46,440	$--	$73,050	(6)	7,500	$3,931
Counsel and Secretary	2003	$193,798	$35,000	$--	$--		10,000	$7,793
Gregory S. Marcus	2005	$248,385	$57,000	$--	$73,269	(6)	7,500	$80,308
Senior Vice President -	2004	$234,000	$50,760	$--	$109,575	(6)	7,500	$2,564
Corporate Development	2003	$224,039	$41,625	$--	$--		25,000	$2,682

(1)	Includes amounts deferred at the election of the named executive officer under Section 401(k) of the Internal Revenue Code and our Deferred Compensation Plan. Our Deferred Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of his or her annual compensation on a pre-tax basis. The irrevocable election must be made during an employee's first 60 days of eligibility or, if later, prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date and a form of payment (i.e., lump sum, periodic installments or monthly annuity), either of which may be subsequently changed by written election before the calendar year in which payments would otherwise commence. During each quarter of the deferral period, we apply to the deferred amount an earnings credit based on the average prime interest rate of a designated Milwaukee bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee's deferred amount plus his or her earnings credits) will be paid out of our general corporate assets as they become due (i.e., after the employee's specified commencement date).

(2)	The value of all perquisites and other personal benefits provided to each named executive officer is significantly less than the required SEC reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each named executive officer.

(3)	Following is the aggregate number of shares of restricted stock and the value of such shares, based on the closing price of our common stock on the NYSE, as of May 26, 2005, the end of our fiscal 2005, held by each of the following named executive officers: Mr. Olson - 7,500 shares, $167,850; Mr. Otto - 7,500 shares, $167,850; Mr. Kissinger - 6,850 shares, $153,303; Mr. G. Marcus - 10,650 shares, $238,347. Dividends are paid on shares of both vested and unvested restricted stock as and when dividends are paid to our shareholders generally.

(4)	All options were granted at 100% of fair market value on the date of grant under our 1995 Equity Incentive Plan and 2004 Equity Incentive Plan. See footnote (1) to the table set forth under "Stock Options-- Option Grants in 2005 Fiscal Year."

(5)	Includes our contributions on behalf of each named executive officer to our defined contribution Pension Plus Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, us during our fiscal year with respect to term life insurance for the benefit of the named executive officer. The Pension Plus Plan is a profit sharing plan with Internal Revenue Code Section 401(k) features and covers all of our eligible employees and eligible employees of our subsidiaries, including the named executive officers, and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee's account. A participating employee may elect to make pre-tax deposits of up to 14% of his or her annual compensation. The Pension Plus Plan also provides for three types of employer contributions: (1) a basic contribution equal to 1% of a participating employee's annual compensation; (2) a matching contribution equal to one-fourth of the employee's pre-tax deposits not exceeding 6% of such annual compensation; and (3) a discretionary profit performance contribution determined by our board of directors each year. For purposes of the profit performance contribution, we and our subsidiaries are divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent on our overall operations meeting profitability targets, our having achieved a positive return on shareholders' equity and that profit sharing group's operating performance having been profitable. A participating employee's share of the annual profit performance contribution, if any, for the employee's profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group. The employee's pre-tax savings deposits and the employer basic contributions allocated to a participating employee's account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service. Each participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee's account in one or more of several available investment funds. The allocated employer basic contributions are generally expected to be invested in Common Shares but, at the direction of the Pension Plus Plan's administrative committee, may be invested in a different manner. The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan's administrative committee, which may include investment in Common Shares. The vested portion of a participating employee's account balance becomes distributable in a lump sum payment only after the employee's termination of employment, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of pre-tax savings deposits for certain hardship reasons that are prescribed by applicable federal law. We also provide all named executive officers with long-term disability protection. The other compensation amounts listed for fiscal 2005 for Messrs. S. Marcus, Otto, Kissinger and G. Marcus include special compensation granted in the amount of $194,320, $29,475, $37,500 and $77,500, respectively, as a result of each officer's integral involvement in either or both the consummation of the successful sale of our limited-service lodging division and/or our Miramonte Resort. Subject to the satisfaction of certain conditions, additional special compensation amounts may be granted to some or all of such executive officers in fiscal 2006 as a further reward for their important roles in either or both of such sales.

(6)	The shares of restricted stock reflected in this column were granted to these named executive officers on September 8, 2003 and December 3, 2004 and will vest 25% after the third anniversary of the date of grant, 50% after the fifth anniversary, 75% after the tenth anniversary and 100% upon retirement.

Stock Options and Restricted Stock

        We have a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares may have been granted prior to June 1997 to our officers and key employees and to the officers and key employees of our subsidiaries. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owned, directly or indirectly, 5% or more of our voting power were not eligible to receive options under the 1987 Plan. No new options may be granted under the 1987 Plan, but certain options granted under the 1987 Plan are still outstanding and may be exercised pursuant to their terms.

        We also have a 1994 Nonemployee Director Stock Option Plan ("1994 Plan") pursuant to which options to acquire Common Shares were automatically granted prior to October 2004 to our non-employee directors. No new options may be granted under the 1994 Plan, but certain options granted under the 1994 Plan are still outstanding and may be exercised pursuant to their terms.

        We also have a 1995 Equity Incentive Plan ("1995 Plan") pursuant to which restricted stock awards and options to acquire Common Shares may have been granted prior to October 2004 to our officers and other key employees and to the officers and key employees of our subsidiaries. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owned, directly or indirectly, 5% or more of our voting power were not eligible to receive restricted stock awards or options under the 1995 Plan. No new restricted stock awards or options may be granted under the 1995 Plan, but certain options granted under the 1995 Plan are still outstanding and may be exercised pursuant to their terms.

        We also have a 2004 Equity Incentive Plan ("2004 Plan") pursuant to which (1) restricted stock awards, stock appreciation rights, performance shares and options to acquire Common Shares may be granted until October 2015 to our officers and other key employees and to the officers and other key employees of our subsidiaries and (2) automatic stock option grants will be made to our non-employee directors. However, Stephen H. Marcus and Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of our voting power cannot receive discretionary grants of restricted stock awards, stock appreciation rights, performance shares or options under the 2004 Plan (but such persons are eligible to receive automatic grants for non-employee directors under the 2004 Plan regardless of the percentage of voting power beneficially owned by such person).

        The following table sets forth information concerning the grant of stock options under our 1995 Plan or 2004 Plan during our fiscal 2005 to the named executive officers.

Option Grants in 2005 Fiscal Year

	Common Shares Underlying Options	Percentage of Total Options Granted to All Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted (1)	2005 Fiscal Year	(per share)(2)	Date	5%	10%
Stephen H. Marcus	N/A	N/A	N/A	N/A	N/A	N/A
Bruce J. Olson	10,000	6.9%	$18.15	8/18/14	$114,144	$289,264
William J. Otto	10,000	6.9%	$18.15	8/18/14	$114,144	$289,264
Thomas F. Kissinger	7,500	5.2%	$18.15	8/18/14	$85,608	$216,948
Gregory S. Marcus	7,500	5.2%	$18.15	8/18/14	$85,608	$216,948

(1)	Options granted under the 1995 Plan or 2004 Plan may be designed to qualify as either "incentive stock options," within the meaning of Section 422A of the Internal Revenue Code, or as "nonstatutory stock options." The options reflected in the table were granted on August 18, 2004 at an exercise price equal to 100% of the fair market value of the Common Shares on that date. These options vest and are exercisable with respect to 40% of the shares after two years from the grant date, 60% after three years, 80% after four years and 100% after five years, but may not be exercised after the ten-year option period.

(2)	The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

(3)	The potential realizable values set forth under these columns represent the difference between the option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming the exercise of the options on their stated expiration date. The potential realizable values set forth under the columns do not take into account applicable tax and expense payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by the rules of the SEC and do not represent our estimate or projection of the future price of the Common Shares on any date. There can be no assurance that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.

        The following table sets forth certain information with respect to the named executive officers concerning their stock options exercised and unexercised stock options held as of the end of our fiscal 2005.

Fiscal 2005 Year-End Value Table

Name	Number of Common Shares Acquired Upon Exercise	Value Received(1)	Number of Common Shares Underlying Unexercised Options at End of Fiscal 2005(2) Exercisable(3)/Unexercisable(3)	Value of Unexercised In-the-Money Options at End of Fiscal 2005(4) Exercisable/Unexercisable
Stephen H. Marcus	N/A	N/A	N/A	N/A
Bruce J. Olson	11,250	$ 43,163	121,750/62,000	$1,075,574/$477,974
William J. Otto	19,750	$176,033	29,500/42,000	$ 194,966/$289,835
Thomas F. Kissinger	9,000	$ 54,435	41,250/30,000	$ 347,509/$213,788
Gregory S. Marcus	2,250	$ 9,330	32,250/33,000	$ 281,380/$225,278

(1)	Reflects the dollar value difference between the closing sale price of the Common Shares on the NYSE on the date of exercise, less the stock option's exercise price, multiplied by the number of Common Shares acquired upon exercise.

(2)	See the vesting schedule of stock options set forth in footnote (1) under the "Option Grants in 2005 Fiscal Year" table.

(3)	Excludes 52,000 Common Shares subject to previously granted stock options that vested and became exercisable after our 2005 fiscal year end (Olson - 24,000, Otto - 9,000, Kissinger - 8,000 and G. Marcus - 8,000).

(4)	The dollar values were calculated by determining the difference between the fair market value of the underlying Common Shares and the applicable exercise prices of the named executive officers' outstanding options at the end of our fiscal 2005. The closing sale price of the Common Shares on the NYSE on May 26, 2005, the end of our fiscal 2005, was $22.38 per share.

Pension Plan

        We have a nonqualified defined benefit pension plan ("Supplemental Plan") for our eligible employees. An employee participating in the Supplemental Plan is entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions that are payable under our other employee benefit plans. For an employee entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 2005, the reduction in annual Supplemental Plan benefits would equal approximately $10,700.

	Estimated Annual Pension Plan Benefits for Representative Years of Service
Final Five-Year Average Compensation	15	20	25	30	35
$100,000	$ 25,000	$ 33,300	$ 41,667	$ 50,000	$ 50,000
200,000	50,000	66,600	83,334	100,000	100,000
350,000	87,500	116,550	145,834	175,000	175,000
500,000	125,000	166,500	208,335	250,000	250,000
650,000	162,500	216,450	270,835	325,000	325,000
800,000	200,000	266,400	333,333	400,000	400,000
950,000	237,500	316,350	95,836	475,000	475,000

        The Supplemental Plan is available to eligible employees with annual compensation in excess of a specified level (i.e., $90,000 in 2005), including each of our named executive officers. The Supplemental Plan is a defined benefit retirement income program that provides benefits based on the employee’s average total compensation for the five highest compensation years within the employee’s last ten compensation years. The amounts accrued for named executive officers under the Supplemental Plan are not readily ascertainable and therefore are not included in the “Summary Compensation Table” above. In calculating employee compensation for purposes of determining contributions to the Supplemental Plan, we use a participating employee’s total direct compensation (which, for the named executive officers, is comprised of the salary and bonus amounts listed in the “Summary Compensation Table” above) in determining annual benefits, calculated on a straight life annuity basis assuming that benefits commence at age 65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan reduces its benefits by the benefits attributable to the employer contributions received by the participating employee under our other employee benefit plans, such as the Pension Plus Plan and our former qualified pension plans.

        A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing ten years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan are paid out of our general corporate assets as benefit payments as they become due after retirement or other termination. At the end of our fiscal 2005, Stephen H. Marcus, Bruce J. Olson, William J. Otto, Thomas F. Kissinger and Gregory S. Marcus had 43, 31, 12, 11 and 13 years, respectively, of credited years of service under the Supplemental Plan.

Director Compensation

        In fiscal 2005, each non-employee director received: (1) an annual retainer fee of $10,000 in cash; (1) 392 Common Shares; (3) $2,500 for each board meeting attended; (4) $750 for each board committee meeting attended (or $1,000 per committee meeting attended if that person served as the committee’s chairperson), except that each member of the Audit Committee received $1,000 per committee meeting attended, and the chairman of the Audit Committee received $1,500 per committee meeting attended; and (5) an option under our 2004 Plan to purchase 500 Common Shares at the end of our fiscal year. In addition, each non-employee director received an option to purchase 1,000 Common Shares upon his or her initial appointment or election to the board of directors under the option plan in effect at the time of such initial appointment. The exercise price of options granted to non-employee directors under the 2004 Plan is equal to 100% of the fair market value of the Common Shares on the date of grant. Under the Director Plan, at the end of our fiscal 2005, on May 26, 2005, each non-employee director received his or her annual automatic option grant to purchase 500 shares of Common Shares at an exercise price of $22.38 per share. All options granted to our non-employee directors under the 2004 Plan have a term of ten years and are fully vested and exercisable immediately after grant.

STOCK PERFORMANCE INFORMATION

        Set forth below is a graph comparing the annual percentage change during our last five fiscal years in our cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) of our Common Shares, compared to: (1) the cumulative total return of a new composite peer group index selected by us; (2) companies included in the Russell 2000 Index; and (3) the cumulative total return of the composite peer group index selected by us that we have used in past years. The new composite peer group index is comprised of a hotels and resorts index we selected that includes Choice Hotels International, Inc., Four Seasons Hotels Inc., John Q. Hammons Hotels Inc., Lodgian Inc., Orient Express Hotels, Ltd., Sonesta International Hotels Corp. and WestCoast Hospitality Corp. (weighted 45%) and a theatre index we selected that includes Loews Cineplex Entertainment Corp. and Regal Cinemas (weighted 55%). The indices within the new composite peer group index are weighted to approximate the relative revenue contributions of each of our continuing business segments to our total revenues in our fiscal 2005. The shareholder returns of the companies included in the hotels and resorts index and theatre index are weighted based on each company’s relative market capitalization as of the beginning of the presented periods.

        Our composite peer group index for fiscal 2005 is different than the composite peer group index that we used for fiscal 2004. For fiscal 2004, we used a composite peer group index comprised of the Standard & Poor’s Hotel/Motel Index and a theatre index we selected that initially included Carmike Cinemas, Inc., Loews Cineplex Entertainment Corp. and AMC Entertainment, Inc. We are changing our index for our hotels and resorts divisions because the Standard & Poor’s Hotel/Motel Index is no longer comparable to our business due to the sale of our limited-service lodging division in September 2004. We are changing our index for our theatre division because there is no longer any stock performance information for the companies initially included in our theatre index. We had not included stock performance information for Carmike Cinemas, Inc. or Loews Cineplex Entertainment since the filing of their bankruptcy cases in August 2000 and February 2001, respectively, and stock performance information for AMC Entertainment, Inc. has not been available since it was taken private in December 2004. The line labeled “2004 Composite Peer Group Index” shows what the cumulative total return of our composite peer group index would have been had we used the same index for fiscal 2005. However, because Carmike Cinemas, Inc. and Loews Cineplex Entertainment have only been reflected in the theatre index through August 2000 and February 2001, respectively, the theatre index is wholly-based on the stock performance of AMC Entertainment, Inc. following February 2001. Additionally, because no share price information is available for AMC Entertainment, Inc. after December 23, 2004, we have used the closing share price of AMC Entertainment, Inc. on December 23, 2004 as the assumed share price for the theatre index from December 24, 2004 through the end of our fiscal 2005.

	5/31/00	5/31/01	5/31/02	5/31/03	5/31/04	5/31/05
The Marcus Corporation	$ 100	$ 131	$ 133	$ 126	$ 148	$ 201

New Composite Peer Group Index	$ 100	$ 168	$ 117	$ 107	$ 162	$ 170

Russell 2000 Index	$ 100	$ 104	$ 102	$ 93	$ 119	$ 130

2004 Composite Peer Group Index	$ 100	$ 175	$ 221	$ 170	$ 242	$ 313

CERTAIN TRANSACTIONS

        As in prior years, during our 2005 fiscal year, we leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments from the lease of approximately 69 vehicles were $302,000 in our fiscal 2005. As in past years, virtually all of these lease payments represent reimbursement of actual costs incurred by Selig Executive Leasing to purchase and finance the vehicles, with Selig Executive Leasing retaining less than $20,000 as an administrative fee. Allan H. Selig, one of our directors, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing. We believe that this transaction was consummated on terms at least as favorable as could have been obtained from a non-affiliated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors and executive officers are required to report their ownership of Common Shares and Class B Shares and any changes in that ownership to the SEC and the NYSE. In fiscal 2005, one Form 4 for a director was inadvertently filed late. In making the above statements, we have relied upon the representations of the persons involved and on copies of their reports filed with the SEC.

OTHER MATTERS

        Ernst & Young LLP acted as our independent auditors during fiscal 2005 and was appointed to act as our independent auditors for fiscal 2006. Ernst & Young’s fees for the most recent two fiscal years are summarized in the following table:

	2005	2004
Audit Fees	$377,000	$264,600
Audit-Related Fees	22,000	19,590
Tax Fees	40,985	44,055
All Other Fees	--	--

Total Fees	$439,985	$328,245

        Our Audit Committee pre-approves the provision of all auditing and non-audit services by Ernst & Young. During fiscal 2004 and 2005, all of the services related to the audit and other fees described above were pre-approved by our Audit Committee and none were provided pursuant to any waiver of the pre-approval requirement.

        As noted in the Audit Committee Report, our Audit Committee has considered whether Ernst & Young’s provision of non-audit services is compatible with its independence. Representatives from Ernst & Young are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

        We have filed an Annual Report on Form 10-K with the SEC for fiscal 2005, which ended on May 26, 2005. A copy of the Form 10-K (excluding exhibits) has been provided to each person who was a record or beneficial owner of Common Shares or Class B Shares as of the Record Date and is available on our corporate web site (www.marcuscorp.com). Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for any exhibits to our Form 10-K should be addressed to Thomas F. Kissinger, Vice President, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.

        Our board of directors does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The board of directors does not know of any other matters to be brought before the Meeting that will require the vote of shareholders. If any other business or matters properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

        We did not receive any shareholder proposals for consideration at the Meeting. A shareholder wishing to include a proposal in our proxy statement for our 2006 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must forward the proposal to us by May 5, 2006. In addition, a shareholder who otherwise intends to present business at our 2006 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to our Secretary not later than 45 days prior to the date in the current year corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting. Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to July 19, 2006, the notice will be considered untimely and we will not be required to present such proposal at the 2006 Annual Meeting of Shareholders. If our board of directors chooses to present such proposal at our 2006 Annual Meeting of Shareholders, the persons named in proxies solicited by the board of directors for the 2006 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

        We have paid the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain of our officers and employees. We will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but we reserve the right to do so should we conclude that such efforts are needed.

On Behalf of the Board of Directors

/s/ Thomas F. Kissinger
Thomas F. Kissinger
Vice President, General Counsel and Secretary

Milwaukee, Wisconsin
September 2, 2005

THE MARCUS CORPORATION 2005 ANNUAL MEETING
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. |X|

[                                      ]
CONTROL NUMBER

1.	ELECTION OF DIRECTORS		For	Withhold	For All
	01-Stephen H. Marcus	02-Diane Marcus Gershowitz	All	All	Except	2.	Upon such other business as may properly come before
	03-Daniel F. McKeithan, Jr.	04-Allan H. Selig	|_|	|_|	|_|		the annual meeting or any adjournment thereof in
	05-Timothy E. Hoeksema	06-Bruce J. Olson					accordance with the best judgment of such proxies.
	07-Philip J. Milstein	08-Bronson J. Haase
	09-James D. Ericson	10-Gregory S. Marcus

(Instructions: To withhold authority to vote for any indicated	Check box, if appropriate, and indicate changes below.
nominee, please mark the box under "For All Except" and
write the number of the nominee(s) on the line above.)	Address Change |_|

Dated: ________________ _____, 2005

_____________________________________________________
Signature
_____________________________________________________
Signature if held jointly

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL

THE MARCUS CORPORATION
PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card will vote all shares of Common Stock of The Marcus Corporation that you are entitled to vote.

Please carefully consider the issues discussed in the Proxy Statement and cast your vote by:

•	accessing the World Wide Web site http://www.eproxyvote.com/mcs/ to vote via the internet.

•	using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

•	completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

You can vote via the internet or by phone at any time prior to 11:59 P.M. Central Time, October 5, 2005. You will need the control number printed at the top of this instruction card to vote via the internet or by phone. If you do so, do not need to mail in your proxy card.

PROXY	PROXY

THE MARCUS CORPORATION

PROXY FOR HOLDERS OF COMMON STOCK SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 6, 2005

        The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 6, 2005, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

        The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2005 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

THE MARCUS CORPORATION 2005 ANNUAL MEETING
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. |X|

1.	ELECTION OF DIRECTORS		For	Withhold	For All
	01-Stephen H. Marcus	02-Diane Marcus Gershowitz	All	All	Except	2.	Upon such other business as may properly come before
	03-Daniel F. McKeithan, Jr.	04-Allan H. Selig	|_|	|_|	|_|		the annual meeting or any adjournment thereof in
	05-Timothy E. Hoeksema	06-Bruce J. Olson					accordance with the best judgment of such proxies.
	07-Philip J. Milstein	08-Bronson J. Haase
	09-James D. Ericson	10-Gregory S. Marcus

(Instructions: To withhold authority to vote for any indicated	Check box, if appropriate, and indicate changes below.
nominee, please mark the box under "For All Except" and
write the number of the nominee(s) on the line above.)	Address Change |_|

Dated: ________________ _____, 2005

_____________________________________________________
Signature
_____________________________________________________
Signature if held jointly

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL

PROXY	PROXY

THE MARCUS CORPORATION

PROXY FOR HOLDERS OF CLASS B COMMON STOCK
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 6, 2005

        The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 6, 2005, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

        The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2005 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE